Exhibit 99.2

CONFIDENTIALITY AGREEMENT

This agreement (“Agreement”) is between [—], an individual residing at [—] (“Recipient”), and a company to be named (the “Company”) that is represented by Skadden, Arps, Slate, Meagher & Flom LLP.

WHEREAS, the Recipient is being considered as a possible nominee of the Company to serve on the Board of Directors (the “Board”) of a U.S. based company listed on a national securities exchange to be identified to you following an initial screening process (“Target”);1

WHEREAS, in order to facilitate discussions regarding the consideration of Recipient for nomination to Target’s Board, the Recipient may receive certain confidential, proprietary and/or non-public information pertaining to the Company and a potential proxy contest, exchange offer or other transaction between Company and Target (“Potential Transaction”), which the Company desires to protect against unauthorized disclosure and improper use; and

WHEREAS, the Company will seek your views in connection with the Potential Transaction described herein.

NOW THEREFORE, in consideration of the covenants herein contained, the parties agree as follows:

1.    As used herein “Proprietary Information” means any information, communication or data regarding the Company’s businesses, financial condition, operations, assets and liabilities and any notes, records or other documents and materials that contain, reflect, are based on or are generated from any such information, communication or data. Proprietary Information shall also include any information, communication or data regarding a Potential Transaction (including, without limitation, that you are being considered for, or may become, a nominee of the Company, the existence or terms of this Agreement or any other arrangement or discussions between you and the Company or its Representatives, and the status of any such Potential Transaction) that has been or may be provided or made available to Recipient by the Company or any of its directors, officers, employees, agents, advisors or other representatives (“Representatives”) orally, in writing, electronically or to which the Recipient has access by way of inspection, observation or otherwise.

2.    Recipient will not disclose any information, communication or data received from the Company or its Representatives, including Proprietary Information in any manner whatsoever without the prior written approval of the Company. Recipient will not use Proprietary Information for any purpose other than for the benefit of the Company in connection with the Potential Transaction (the “Purpose”).

3.    All Proprietary Information which has been or will be disclosed to the Recipient shall be deemed proprietary and subject to the terms of this Agreement unless specifically documented in writing by the Company that said communication is non-proprietary.

[1]	Screening process will consist of, among other things, completion of a questionnaire involving a group of potential targets and a background check.

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4.    The obligations imposed by this Agreement will not apply with respect to any Proprietary Information required to be disclosed by Recipient pursuant to an order of a court of competent jurisdiction, provided that the Recipient promptly notifies the Company of such order to allow the Company to contest such disclosure.

5.    This Agreement and the obligations hereunder shall terminate on the later of three (3) years after the effective date of this Agreement or Recipient’s last date of service on the Board, if elected; provided that if Recipient is elected to the Board, Recipient may disclose or use such Proprietary Information to the extent, in the written opinion of counsel, such disclosure or use is required by applicable law or exchange listing requirements.

6.    Recipient acknowledges that it is aware that applicable United States securities laws prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

7.    You acknowledge that the Proprietary Information is confidential and disclosure of Proprietary Information to third parties, or use of Proprietary Information other than as expressly permitted herein, may be expected to cause harm to the Company. You agree that the Company shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement.

8.    This Agreement shall be governed by the laws of the State of New York and any suit brought by either party against the other party for claims arising out of this Agreement will be brought in the federal and/or state courts sitting therein.

9.    Upon the written request and instruction of the Company, all Proprietary Information in the possession of the Recipient shall be returned to the Company.

10.    Recipient will agree to be bound as a “Representative” of the Company under the terms of the confidentiality agreement between the Company and the Target for so long as such agreement remains in effect.

11.    This Agreement constitutes the entire agreement between the parties with respect to the disclosure(s) of Proprietary Information. Any amendments to this Agreement must be in writing and executed by authorized representatives of each party.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto and shall become effective as of November     , 2011:

Skadden, Arps, Slate, Meagher & Flom LLP on behalf of the Company

By:		By:
	Signature		Signature

	Print Name		Print Name

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